Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-163669 on Form S-8 of General Finance Corporation of our report dated September 23, 2011 relating to the June 30, 2011 and 2010 consolidated financial statements of General Finance Corporation and the financial statement schedule listed in Item 15(a) appearing in this Annual Report on Form 10-K.
/s/ Crowe Horwath LLP
Sherman Oaks, California
September 23, 2011